EXHIBIT 10.2

SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Shareholder Agreement”) is made and entered into as of December 29, 2006 by and between GPS Industries, Inc., a Nevada corporation (the “Company”), Leisurecorp LLC, a Dubai limited liability company (“Leisurecorp”), Great White Shark Enterprises, Inc., a Florida corporation (“GWSE”)(GWSE and Leisurecorp are herein collectively referred to as the “Investors”), Robert C. Silzer, Sr. and Douglas Wood (Mr. Silzer and Mr. Wood are herein collectively referred to as the “Conversion Shareholders).

WHEREAS, Leisurecorp, GWSE and the Company have entered into that certain Securities Purchase Agreement, dated as of November 13, 2006 (the “Securities Purchase Agreement”), pursuant to which Leisurecorp and GWSE are acquiring, and may in the future acquire, shares of the Company’s newly issued Series B Convertible Preferred Stock (the “Preferred Stock”), and warrants to purchase shares of the Company’s common stock (the “Common Stock”) on the terms and subject to the conditions set forth in the Securities Purchase Agreement.

WHEREAS, the Conversion Shareholders have entered into certain Debt Exchange Agreements with the Company pursuant to which Douglas Wood has acquired shares of Preferred Stock and warrants to purchase Common Stock, and Robert C. Silzer, Sr. has acquired shares of Common Stock and warrants to purchase additional shares of Common Stock.

WHEREAS, the Investors and the Conversion Shareholders, in their capacity as holders of shares of Preferred Stock and/or Common Stock, agree that it is desirable to enter into this Shareholder Agreement.

WHEREAS, the Company has determined that it is in its best interests to grant the Investors the rights set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. REPRESENTATIONS AND WARRANTIES. The Company and each of the Investors and the Conversion Shareholders (each, a “Shareholder” and collectively, the “Shareholders”) hereby represents and warrants to the other parties to this Agreement as follows:

(a) Authority; Binding Obligation. The Company and each Shareholder represents and warrants that it has all necessary power and authority to enter into this Shareholder Agreement and perform all of his/its obligations hereunder. This Shareholder Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding obligation of the Company and such Shareholder in accordance with its terms.

(b) Ownership of Shares. Each Shareholder represents and warrants that it is the record holder of the number of shares of Preferred Stock, Common Stock and warrants to purchase shares of Common Stock listed under such Shareholders’ name on the signature page hereto (the shares of Preferred Stock and Common Stock listed on the signature page, together with shares of Preferred Stock the Investor may acquire under the Securities Purchase Agreement and the shares that the Shareholder may acquire after the date hereof upon the conversion of the Preferred Stock or the exercise of the warrants listed on the signature page, are herein referred to as such Shareholders’ “Shares”). Each Shareholder represents and warrants that it currently has, and will throughout the term of the Agreement have sole voting power and sole power of disposition over his/its Shares, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Shareholder Agreement.

(c) No Conflicts. The Company and each Shareholder represents and warrants that the execution, delivery and performance of this Agreement by it/him will not violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under any agreement to which the Company or Shareholder is party, which violation, conflict or breach could prevent such party from fully performing its obligations under this Agreement in accordance with its terms or affect the rights or benefits of any other party to this Agreement.

2. VOTING AGREEMENT.

(a) General Agreement. During the term of this Agreement, the Investors agree to vote all of their Shares in accordance with the provisions of this Agreement. Provided that GWSE receives notice from Leisurecorp prior to the time any action is required to be taken as a shareholder of the Company (at a meeting or by written consent, which notice may be oral at a meeting that both Investors attend in person), GWSE hereby agrees to vote all of its Shares or to grant consents or approvals in respect of all of its Shares, in connection with any meeting of the shareholders of the Company or any action by written consent in lieu of a meeting of shareholders of the Company, in accordance with such oral or written instructions of Leisurecorp as required above. Notwithstanding the foregoing, GWSE shall not be obligated to vote or cause to be voted any of GWSE’s Shares in a manner instructed by Leisurecorp in a shareholder action involving the election of directors of the Company except as set forth in Section 2.(b).

(b) Election of Directors. The Investors acknowledge and agree that pursuant to the Certificate of Designations for the Preferred Stock, the holders of shares of the Preferred Stock have the right, voting as a separate class, to elect three members of the Company’s Board of Directors (the “Preferred Directors”). During the term of this Agreement, each Investor agrees to vote all of its shares of Preferred Stock (whether now owned or hereafter acquired under the Securities Purchase Agreement) in such manner as may be necessary to elect (and maintain in office) as Preferred Directors the following individuals (each a “Designee):

(i) Two persons designated in writing by Leisurecorp (the “Leisurecorp Designees”); and

(ii) One person designated in writing by GWSE.

(c) Changes in Designees. From time to time during the term of this Agreement, either Leisurecorp or GWSE, may in its sole discretion:

(i) notify the other Investor in writing of its election to remove from the Company’s Board of Directors any incumbent Preferred Director who occupies a Board seat for which such stockholder is entitled to designate the Designee; or

(ii) notify the other Investor in writing of its election to select a new Designee for election as a Preferred Director for which such stockholders are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat);

(iii) In the event of such an initiation of a removal or selection of a Designee under this section, the Investors shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, voting or giving consents with respect to all of their shares of Preferred Stock to cause: (a) the removal from the Company’s Board of Directors of the Designee or Designees so designated for removal; and (b) the election to the Company’s Board of Directors of any new Designee or Designees so designated.

(d) Additional Agreements. Each of GWSE and Leisurecorp covenant and agree that it will not abstain or fail to vote or give a consent with respect to the Shares to the extent that it has received direction from the other in accordance with the terms of this Agreement and for so long as such Shareholder holds Shares and is subject to this Section 2 Additionally, the parties covenant and agree that the Leisurecorp Designees shall be the Reviewing Preferred Directors.

3. RESTRICTION ON TRANSFER.

(a) Except with the prior written consent of the Investors (or if the proposed transferor is an Investor, the other Investor), each Shareholder agrees that it shall not sell, transfer, assign, convey, gift or otherwise dispose of, whether voluntarily or involuntarily by operation of law or otherwise (each, a “transfer”), any of its Shares, or to pledge, grant a security interest in or otherwise encumber any Shares, except in compliance with this Shareholder Agreement. Any purported transfer, pledge, grant of security interest in or other encumbrance of any Shares other than in accordance with this Shareholder Agreement shall, in addition to constituting a breach of this Shareholder Agreement, be null and void and ineffective to convey any interest in such Shares. Nothing in this Agreement shall restrict the transfer, pledge, grant of security interest in or other encumbrance of any other shares of Common Stock any Shareholder owns as of the date of this Agreement.

(b) Notwithstanding the foregoing, commencing on November 1, 2007, each Shareholder shall have the right to transfer in any 90 day period, a number of shares of Common Stock equal to 1% of the number of shares Common Stock listed as outstanding in the Company’s latest Form 10-Q or Form 10-K (whichever is filed more recently) (in the event of a stock split or other similar event since the filing of the last Form 10-Q or Form 10-K, the number of shares that may be sold shall be appropriately adjusted to reflect such event). Any portion of such 1% that is not transferred in any 90-day period shall be carried forward and may be transferred hereunder in subsequent periods. Any transfer of Shares permitted under this Section 3(b) shall thereafter no longer be subject to Section 2 and Section 3 and the other provisions of this Shareholder Agreement.

(c) The provisions of the Section 3 shall not apply to any transfer of Shares by any Shareholder to (a) any constituent partner or member of a Shareholder which is a partnership or limited liability company, (b) an affiliate of a Shareholder which is a corporation, partnership or limited liability company, (c) any employee of any Shareholder, or in the case of an individual Shareholder, (d) (i) either during his lifetime or upon his death by inter vivos trust, will or intestacy to his ancestors, descendants or spouse, or to any custodian or trustee for the account or benefit of such individual Shareholder or his ancestors, descendants or spouse or (ii) to a revocable trust (but not an irrevocable trust) established by such individual for the benefit of himself, or his ancestors, descendants or spouse or (e) with respect to Leisurecorp, to Island Global Yachting or any affiliate thereof; provided, however, that the permitted transferee pursuant to subsection (a)-(d) shall receive and hold such Shares subject to all of the terms of this Shareholder Agreement. All Shares acquired by such affiliated entities or persons from any Shareholder (other than Shares held by Island Global Yachting or its affiliate) shall be aggregated with those of such Shareholder for the purpose of determining the number of shares available for sale under Section 3(b).

(d) Notwithstanding anything to the contrary in this Shareholder Agreement, no transfer of any Shares under Section 3(b) or 3(c) may occur (i) unless and until the Company and the other Shareholders shall have received written notice of the proposed transfer setting forth the circumstances and details thereof at least five days prior to its effectiveness, or (ii) in violation of any of the provisions of the Securities Act of 1933, as amended, or any applicable state securities laws.

(e) The restriction imposed on the transfer, pledge, grant of security interest in or other encumbrance of Shares under this Section 3 shall terminate on the earlier of December 31, 2008 and the listing of the Company’s Common Stock on either the Nasdaq Global Market or the Nasdaq Capital Market.

(f) The Company shall not be required to and hereby agrees not (i) to reflect on its books any transfer of Shares that shall have been transferred in violation of any of the provisions of this Shareholder Agreement or (ii) to treat the purported transferee as the owner of such Shares or to accord the purported transferee the right to vote such Shares or to receive dividends thereon.

4. BOARD OBSERVER RIGHTS. Leisurecorp may, from time to time, notify the Secretary of the Company in writing of two persons that it has designated as its “Board Observers,” and GWSE may, from time to time, notify the Company in writing of one person that it has designated as its Board Observer. The foregoing Board Observers are in addition to the Preferred Directors that the holders of the Preferred Stock are entitled to elect to the Board of Directors under the Certificate of Designations. The Company hereby agrees to invite all of the Board Observers to attend all meetings (including telephonic meetings) of the Board of Directors in a nonvoting capacity and to provide (at the same time as it provides to the directors) each of the Board Observers copies of all notices, consents, Board of Director review materials, and all other materials it provides to the directors.

5. COVENANTS OF THE COMPANY. The Company agrees to use its best efforts to ensure that the rights given to the Shareholders hereunder are effective and that the Shareholders enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s reasonable best efforts to enforce the terms of this Shareholder Agreement and to inform the shareholders of any breach hereof (to the extent the Company has knowledge thereof). The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Shareholder Agreement and assist the Shareholders in the exercise and enforcement of their rights and the performance of their obligations hereunder.

6. SPECIFIC PERFORMANCE. The Investors acknowledge that it would be impossible to determine the amount of damages that would result from any breach of any of their obligations under Section 2 of this Shareholder Agreement and that the remedy at law for any breach, or threatened breach, would likely be inadequate and, accordingly, agrees that the other Investors shall, in addition to any other rights or remedies which it may have at law or in equity, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain an Investor from violating any of its obligations under Section 2. In connection with any action or proceeding for such equitable or injunctive relief, each Investors hereby waives any claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have its obligations under Section 2 specifically enforced against it, without the necessity of posting bond or other security, and consents to the entry of equitable or injunctive relief against it enjoining or restraining any breach or threatened breach of Section 2 of this Shareholder Agreement.

7. EXPIRATION; TERMINATION. Except as otherwise set forth in this Agreement, this Shareholder Agreement shall terminate upon the earliest to occur of the following: (i) the written agreement of the Investors; (ii) the dissolution, bankruptcy or insolvency of the Company; (iii) at such time as Leisurecorp owns less than 25% of the number of shares of Preferred Stock that it purchased under the Securities Purchase Agreement; (iv) the consummation by the Company of the sale of all or substantially all of its assets and business; (v) the consummation of a merger or consolidation of the Company with or into a third party (other than a reincorporation merger) in which the Preferred Stock is converted into the right to receive cash, securities or other consideration; and (vi) December 31, 2009.

8. MISCELLANEOUS.
(a) Legend on Share Certificates. Each certificate representing any Shares (including shares issued after the date hereof) , and all certificates issued in transfer thereof or substitution therefor, shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDER AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT SHAREHOLDER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON VOTING, TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

(b) Entire Agreement. This Shareholder Agreement constitutes the entire agreement of the parties hereto with reference to the transactions contemplated hereby and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties or their respective representatives, agents or attorneys, with respect to the subject matter hereof.

(c) Parties in Interest. This Shareholder Agreement shall be binding upon and inure solely to the benefit of the Investors and their respective successors, assigns, and other legal representatives, as the case may be. Nothing in this Shareholder Agreement, express or implied, is intended to confer upon any other person, other than the Investors or their respective successors, assigns, and other legal representatives, as the case may be, any rights, remedies, obligations or liabilities under or by reason of this Shareholder Agreement.

(d) Assignment. This Shareholder Agreement shall not be assignable by law or otherwise without the prior written consent of the other parties hereto; provided, however, that either GWSE or Leisurecorp may assign any of its rights and obligations hereunder to any entity which may acquire all or substantially all of its assets, shares or business or to any entity with or into which it may be consolidated or merged.

(e) Modifications; Waivers. This Shareholder Agreement shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the Company and by both Investors. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.

(f) Severability. Any term or provision of this Shareholder Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity and unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Shareholder Agreement in any other jurisdiction. If any provision of this Shareholder Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(g) Governing Law. This Shareholder Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof.

(h) Jurisdiction and Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(i) Attorney’s Fees. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding (“Proceeding”) relating to the enforcement or interpretation of this Shareholder Agreement may recover from the unsuccessful party all fees and disbursements of counsel (including expert witness and other consultants’ fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding results in a judgment) and (b) any post-judgment or post-award Proceeding including, without limitation, one to enforce or collect any judgment or award resulting from any Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, fees and disbursements of counsel.

(j) Counterparts. This Shareholder Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

(k) Notices. All notices, requests, instructions and other communications to be given hereunder by any party to the other shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail, postage prepaid (return receipt requested), to such party at its address set forth below or such other address as such party may specify to the other party by notice provided in accordance with this Section 7(k).

If to the Company, to:

GPS Industries, Inc.
Suite 214
5500 152nd Street
Surrey, British Columbia
Canada V35 S59
Attn: Chief Executive Officer
Telecopier: (604) 576-7460

and

If to Shareholders, to the addresses specified on the signature page hereof.

(l) Advice of Counsel. Each Shareholder acknowledges that, in executing this Shareholder Agreement, such Shareholder has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Shareholder Agreement. The parties acknowledge that the Company’s counsel, Troy Gould Professional Corporation (“Troy & Gould”), prepared this Shareholder Agreement on behalf of and in the course of its representation of the Company. Troy & Gould represents the Company only, and does not represent, and owes no duty, to any of the Shareholders. Troy & Gould has therefore advised the Shareholders to seek the advice of independent counsel with respect to this Shareholder Agreement.

(m) Actions as Shareholders. The Investors and the Conversion Shareholders are entering into this Shareholder Agreement in their capacity as the record or beneficial owners of the shares of the Company’s securities. Nothing in this Shareholder Agreement shall be deemed in any manner to limit the discretion of any member of the Company’s Board of Directors, including either Conversion Shareholders or any affiliate or designee of either Investors, to take any action, or fail to take any action, in his or her capacity as a director or officer of the Company

IN WITNESS WHEREOF, the parties hereto have executed this Shareholder Agreement as of the date first above written.

GPS INDUSTRIES, INC.

By: _____________________________
Name: ___________________________
Title: ____________________________

SHAREHOLDERS:

GREAT WHITE SHARK ENTERPRISES, INC.

_____________________________________
By:
Number of shares of Preferred Stock as of the date of this Agreement: 574,089
Number of shares underlying warrants as of the date of this Agreement: 18,901,579

Address for Notices:

Great White Shark Enterprises, Inc.
501 North A1A, Jupiter, FL 33477
Attn: Bart Collins
Telephone: (561) 743-8818
Telecopy: (561) 743-8831

LEISURECORP LLC

_____________________________________
By:
Number of shares of Preferred Stock as of the date of this Agreement: 1,000,000
Number of shares underlying warrants as of the date of this Agreement: 40,983,607

Address for Notices:

David Spencer
Chief Executive Officer
Istithmar Leisure
P.O. Box 17000, Dubai, UAE
Telephone: +9714-3687630
Telecopy: +9714-3687654

ROBERT C. SILZER, SR.

_____________________________________
By: Robert C. Silzer, Sr.
Number of shares of Common Stock subject to this Agreement: 12,295,082
Number of shares underlying warrants as of the date of this Agreement: 3,073,770

Address for Notices:

GPS Industries, Inc., Suite 214
5500 152nd Street
Surrey, British Columbia
Canada V35 S59

DOUGLAS WOOD

_____________________________________
By: Douglas Wood
Number of shares of Preferred Stock as of the date of this Agreement: 300,000
Number of shares underlying warrants as of the date of this Agreement: 12,295,082

Address for Notices:

D. Wood Holdings LLC
1001 Courtyard Plaza,
Latrobe, Pennsylvania 15650